Exhibit 1
JOINT FILING AGREEMENT
     The undersigned hereby agree that this statement on Schedule 13D dated September 3, 2008 with respect to the common stock of Boston Private Financial Holdings, Inc. is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated: September 3, 2008

DBD CAYMAN, LTD.
By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

TCG HOLDINGS CAYMAN II, L.P.
By:	DBD CAYMAN, LTD.,
its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

TC GROUP CAYMAN INVESTMENT HOLDINGS, L.P.
By: TCG HOLDINGS CAYMAN II, L.P.,
its general partner

By:	DBD CAYMAN, LTD.,
its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

CARLYLE FINANCIAL SERVICES, LTD.
By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

TCG FINANCIAL SERVICES L.P.
By:	CARLYLE FINANCIAL SERVICES, LTD.,
its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

BP HOLDCO, L.P.
By:	TCG FINANCIAL SERVICES L.P.,
its general partner

By:	CARLYLE FINANCIAL SERVICES, LTD.,
its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director